EXECUTIVE AGREEMENT


              THIS AGREEMENT IS MADE this 1st day of May, 1998 between Genetic Laboratories Wound Care, Inc., a Minnesota Corporation (hereinafter called the "Company") and Dr. Robert A. Ersek (Medical Director) (hereinafter called the "Executive").


1.  DUTIES:

              The Company hereby employs the Executive as the Medical Director of the Company. His powers and duties in that capacity to be such as may be determined by the Company's Board of Directors are described below. During the term of this Agreement, the Executive may also serve in such other offices of the Company which he may be elected or appointed to by the Board of Directors. Although the Executive will spend the majority of his working time in the employ of the Company, the company recognizes that the Executive is simultaneously employed by other companies and that the Executive has agreed to sell his interest in any cardiovascular products developed in the future to Bio-Vascular, Inc., for five percent (5%) royalties on the net sales of any such product or invention. The Company shall pay to the Executive a base salary in bi-weekly installments set forth in Section 3 hereof.

2.  TERM:

              This Agreement shall be effective from the date hereof through April 30, 2001, and may be terminated prior to said expiration date only upon the occurrence of one or more of the following events:

       A.     By mutual written agreement of the Company and the Executive;

       B. By the Executive at any time upon at least 60 days prior written notice to the Company;

       C.     Immediately upon the Executive's death;

       D. By the Executive upon occurrence of any of the Material Employment Changes events as set forth in Section 9 hereof, which termination shall require the Company to pay the Severance Payment set forth therein; or

       E. At the Company's option upon the Executive's conviction of a felony arising out of any acts or omissions of the Executive committed during the term of this Agreement.

3.  COMPENSATION:

              As his base monetary compensation for his services to the Company during the term of this Agreement in whatever capacity rendered, the Company shall pay to the Executive in bi-weekly installments the sum of $32,000 per year plus a bonus plan and deferred compensation. This compensation may be increased annually on the anniversary date of this Agreement during the term hereof at a rate equal to the increase in the consumer price index issued by the United States Department of Labor with July 1, 1996 acting as the base index equal to 100 unless otherwise mutually agreed upon by the Executive and the Company. Additional compensation based upon the pre-tax profits of the Company may be paid annually to the Executive as incentive pay as determined by the Board of Directors' Compensation Committee.

4.  VACATION:

              The Executive shall be entitled to six (6) weeks of vacation during each year. Said vacation is to be taken at the Executive's discretion.

5.  BENEFITS:

       A. Fully paid family coverage (subject to applicable deductible amounts and limitations) under the Company's current group medical and dental plans or such comparable coverage as may be selected in the future;

       B. Term life insurance in an amount at least equal to and comparable to the Executive's life insurance policy presently in force with policy ownership and proceeds payable as the Executive shall designate as required by state and federal law;

       C. Disability insurance commensurate with such Executive insurance presently in force, with policy ownership payable as designated by the Executive;

6.  ARBITRATION:

              Any controversy or claim arising out of, or related to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the rules of the American Arbitration Association and judgment upon the award rendered may be entered in any court having jurisdiction thereof. This agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

7.  NOTICE:

              Any notice required to be given pursuant to the provisions of the Agreement shall be in writing and delivered personally or by registered or certified mail.

8.  COVENANT NOT TO COMPETE:

              The Executive agrees that during his employment by the Company and for a period of one year after termination of the Employment Period, he shall not, without prior written consent of the Company, directly or indirectly, and whether as principal or as agent, officer, director, employee, consultant, or otherwise, alone or in association with any other person, carry on, be engaged, concerned, or take part in, render services to, or own, share in the earnings of or invest in the stocks, bonds or other securities of any company engaged in the Employer's current business or reasonably contemplated business activities provided, however, that the Executive may invest in stocks, bonds, or other securities of any Similar Business (but without otherwise participating in such Similar Business) if: (i) such stocks, bonds, or other securities are publicly traded; (ii) his investment does not exceed, in the case of any class of the capital stock of any one issuer, one percent (1%) of the issued and outstanding shares, or in the case of bonds or other securities, one percent (1%) of the aggregate principal amount thereof issued and outstanding; and (iii) such investment would not prevent, directly or indirectly, the transaction of business by the Company.

9.  MATERIAL EMPLOYMENT CHANGES:

              The Executive shall be entitled to terminate his employment upon at least five days prior written notice to the Company upon the occurrence of any of the following events: (i) a change in majority ownership or control of the Company which occurs as the result of a merger; a sale of all or substantially all of the Company's assets; or the acquisition of a majority of the Company's outstanding stock by a single party or a group acting in concert; (ii) any attempted termination of the Executive's employment by the Company prior to expiration or not in accordance with any termination event as set forth in Section 2; or (iii) any material diminution of, or any adverse change occurs in the terms or conditions of the Executive's employment duties, responsibilities or authority, except for any isolated, unsubstantial, inadvertent matter not occurring in bad faith, which is remedied by the Company within 30 days of receipt of notice by the Executive. In the event of such termination by the Executive, the Company shall immediately pay the Executive (without discount or offset)a Severance Payment equal to the gross base compensation otherwise payable to the Executive over the remaining term of the Agreement under Section 2. The Executive's rights under this Section 9 shall not limit any other rights he has in the event of a breach of any provision of this Agreement by the Company.

10.  RESEARCH AND INVENTIONS:

              This Agreement recognizes that the Executive is simultaneously employed by more than one company. Therefore, the Company recognizes that the Executive is, and intends to remain, an Executive in other public and private companies, and has entered into other employment agreements as such. The Executive has a history of successful medical inventions and products and the parties agree that the Executive's base and incentive pay is directly related to his Executive duties and not for research leading to the invention of new products or patents. Further, the Executive and the Company recognize the Executive's right to sell and assign such rights to corporate entities including the Company and companies other than the Company.

11.  ASSIGNMENT:

              This Agreement shall inure to the benefit of, and shall be binding upon the Company, its successors, or assigns. In witness whereof the parties have hereunto executed this Agreement.

12.  EXPENSES:

              The Company will reimburse the Executive for reasonable business expenses incurred on behalf of the Company.


IN WITNESS WHEREOF, THE parties have hereunto executed this Agreement.

ATTEST:                                  GENETIC LABORATORIES WOUND
                                         CARE, INC.


/s/ Robert A. Ersek, M.D.                /s/ John H. Olson
- ------------------------------------     -------------------------------------
Robert A. Ersek, M.D.                    John H. Olson
Medical Director                         Director Compensation Committee
                                         Member

5/1/98                                   5/1/98
- ------------------------------------     -------------------------------------
Date                                     Date


Notary

/s/ Rebecca J. Bierbalm       5/1/98
- ------------------------------------